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                              TITAN HOLDINGS, INC.

                                     BYLAWS

                  (As Amended and Restated February 13, 1997)

                                   ARTICLE I
                                    OFFICES

       1.1 The principal office of the corporation shall be located in San Antonio, Texas.

       1.2 The corporation may also have offices at such other places both within and without the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

       2.1 Meetings of shareholders for any purpose may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

       2.2 The annual meeting of shareholders shall be held annually at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting.

       2.3 Special meetings of the shareholders for any purpose or purposes may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning one-tenth of all the shares entitled to vote at the meetings. A request for a special meeting shall state the purpose of the proposed meeting, and business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

       2.4 Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

       2.5 The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, a quorum shall not be present or represented at any meeting of the
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shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, provided a quorum shall be present or represented thereat, any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice thereof.

       2.6 If a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by law or by the articles of incorporation.

       2.7 Each outstanding share having voting power shall be entitled to such number of votes as shall be specified in the articles of incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

       2.8 Any action required or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

       2.9 At a meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with these bylaws. To be properly brought before a meeting, business must be
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise (i) properly be requested to be brought before the meeting by a shareholder of record entitled to vote in the election of directors generally, and (ii) constitute a proper subject to be brought before such meeting. For business to be properly brought before a meeting of shareholders, any shareholder who intends to bring any matter (other than the election of directors) before a meeting of shareholders and is entitled to vote on such matter must deliver written notice of such shareholder's intent to bring such matter before the meeting of shareholders, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. Such notice must be received by the Secretary not later than the following dates:
(i) with respect to a meeting of shareholders, 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's meeting; and (ii) with respect to any other meeting of shareholders or a special meeting of shareholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting. For purposes of this Section 2.9, notice shall be deemed to first be given to shareholders when disclosure of such date is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange
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Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act
of 1934, as amended.

       A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting of shareholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder intending to propose such business, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. The chairman of a meeting may, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting and in accordance with the provisions hereof and, if the chairman should so determine, the chairman may so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

                                  ARTICLE III
                                   DIRECTORS

       3.1 The number of directors which shall constitute the whole board of directors shall be not less than one. Such number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of shareholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of shareholders, except as provided in Section 3.2. Directors need not be residents of Texas or shareholders of the corporation. The directors shall be divided into three classes. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the authorized number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office.

       The provisions set forth in this Section 3.1 may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with this Section 3.1 unless such action is approved by the affirmative vote of the holders of not less than 80% of the votes entitled to be cast on the matter.

       3.2 Any vacancy occurring in the board of directors may be filled by a majority of the remaining directors though less than a quorum of the board of directors or by the sole remaining





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director or as provided in Section 3.3.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

       3.3 The number of directors may be increased or decreased from time to time as provided in these bylaws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders.

       3.4 Any director elected by the shareholders, or by the board of directors to fill a vacancy, may be removed only for cause by the affirmative vote of the holders of not less than 80% of the voting power represented by all the shares of stock of the Corporation outstanding and entitled to vote for the election of directors, given at a duly called annual or special meeting of shareholders.

       3.5 Except for directors elected pursuant to the provisions of Section 3.2, only individuals nominated for election to the board of directors pursuant to and in accordance with the provision of this Section 3.5 may be elected to and may serve upon the board of directors of the Corporation. Nominations for the election of directors may be made by the board of directors, a committee thereof or by any shareholder entitled to vote in the election of directors generally. Subject to the foregoing, only a shareholder of record entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting of shareholders and only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation and has been received by the Secretary not later than the following dates: (i) with respect to an election to be held at an annual meeting of shareholders, 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. For purposes of this
Section 3.5, notice shall be deemed to first be given to shareholders when disclosure of such date is first made in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

       Each such notice shall set forth:

       (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;





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    (ii)  a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

   (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

    (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors.

       To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to serve as a director of the Corporation if elected.

       The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and, if the chairman should so determine, declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

                       MEETINGS OF THE BOARD OF DIRECTORS

       3.6 Meetings of the board of directors, regular and special, may be held either within or without the State of Texas.

       3.7 Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

       3.8 Special meetings of the board of directors may be called by the chairman of the board of directors or the president and shall be called by the secretary on the written request of two directors. Notice of each special meeting of the board of directors shall be given to each director at least 24 hours before the time of the meeting.

       3.9 Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the articles of incorporation or by the bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.





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       3.10    At all meetings of the board of directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, unless otherwise specifically provided by law, the articles of incorporation or the bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

       3.11 The board of directors, by resolution passed by a majority of the full board, may from time to time designate a member or members of the board to constitute committees, including an executive committee, which shall in each case consist of one or more directors and shall have and may exercise such powers, as the board may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

       3.12 Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or committee, as the case may be.

       3.13 Members of the board of directors or members of any committee designated by the board may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

       3.14 By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV
                                    NOTICES

       4.1 Any notice to directors or shareholders shall be in writing and shall be delivered personally or mailed to the directors or shareholders at their respective addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same





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shall be deposited in the United States mail, postage prepaid.  Notice to directors may also be given by telegram.

       4.2 Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE V
                                    OFFICERS


       5.1 The officers of the corporation shall include a president and a secretary. The board of directors may appoint such other officers and agents as it deems necessary or advisable, including, without limitation, a chief executive officer, a chairman of the board, a vice chairman of the board, a treasurer, one or more vice presidents (which may be designated executive vice presidents or senior vice presidents), and one or more assistant vice presidents, assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person. Each officer shall exercise such powers and perform such duties as provided hereinafter or as determined by the board of directors. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these bylaws or by any act of the corporation to be executed, acknowledged, verified or countersigned by two or more officers. The chairman and vice chairman of the board shall be elected from among the directors. With the foregoing exceptions, none of the other officers need to be a director, and none of the officers need to a shareholder of the corporation.

       5.2 The officers of the corporation shall be elected annually by the board of directors at its first regular meeting held after the annual meeting of shareholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the chairman and vice chairman.

       5.3 Any officer or agent elected or appointed by the board of directors may be removed without cause by the affirmative vote of a majority of the board of directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation.
Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       5.4 Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the board of directors for the unexpired portion of the term.





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       5.5    The salaries of all officers and agents of the corporation shall be fixed by the board of directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

       5.6 The chairman of the board (if such officer is appointed by the board of directors) shall preside at all meetings of the board of directors or of the shareholders of the corporation. In the chairman's absence, such duties shall be attended to by the vice chairman of the board (if such officer is appointed by the board of directors). The chairman shall formulate and submit to the board of directors or the executive committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the board of directors or the executive committee.

       5.7 The chief executive officer (if such officer is appointed by the board of directors) shall, subject to the control of the board of directors, supervise and control the business and affairs of the corporation, and shall see that all orders and resolutions of the board of directors and the executive committee are carried into effect. He shall have all powers and duties of supervision and management usually vested in the general manager of a corporation, including the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the board of directors. In the absence of the chairman of the board or the vice chairman of the board (if such officer is appointed by the board of directors), the chief executive officer shall preside at all meetings of the board of directors and of the shareholders. He may also preside at any such meeting attended by the chairman or vice chairman of the board if he is so designated by the chairman, or in the chairman's absence, by the vice chairman. The chief executive officer shall keep the board of directors and the executive committee fully informed and shall consult with them concerning the business of the corporation. He shall also perform such other duties as may be prescribed by the shareholders, the board of directors or the executive committee.

       5.8 If no chief executive officer is appointed by the board of directors, the president shall be the chief executive officer of the corporation. Subject to the control of the board of directors and the chief executive officer (if such officer is appointed by the board of directors), the president shall in general supervise and control the business and affairs of the corporation. In the absence of the chairman of the board, the vie chairman of the board and the chief executive officer (if such officers are appointed by the board of directors), the president shall preside at all meetings of the board of directors and of the shareholders. He may also preside at any such meeting attended by the chairman or vice chairman of the board or the chief executive officer if he is so designated by the chairman, or in the chairman's absence, by the vice chairman, or in the vice chairman's absence, by the chief executive officer. Subject to the control of the chief executive officer (if such officer is appointed by the board of directors), the president shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the board of directors. The president shall keep the board of directors and the executive committee fully informed and shall consult with them concerning the business of the corporation. He may sign with the secretary or any other officer of the corporation thereunto authorized by the board of directors, certificates for shares





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of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these bylaws or by the board of directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. He shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he shall perform all other duties normally incident to the office of president and such other duties as may be prescribed by the shareholders, the board of directors or the executive committee.

       5.9 If one or more vice presidents are appointed by the board of directors, in the absence of the president, or in the event of his inability or refusal to act, the executive vice president (or in the event there shall be no vice president designated executive vice president, any vice president designated by the board of directors) shall perform the duties and exercise the powers of the president. Any vice president may sign, with the secretary or assistant secretary, certificates for shares of the corporation. The vice presidents shall perform such other duties as from time to time may be assigned to them by the president, the board of directors or the executive committee.

       5.10 The secretary shall (a) keep the minutes of the meetings of the shareholders, the board of directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of the bylaws; (d) keep or cause to be kept a register of the post office address of each shareholder which shall be furnished by such shareholder; (e) sign with the president, or an executive vice president or vice president, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in all duties normally incident to the office of secretary and such other duties as from time to time may be assigned to him by the president, the board of directors or the executive committee.

       5.11 If a treasurer is appointed by the board of directors, the board of directors may require that the treasurer give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in the corporation's banks, trust companies or other depositories; (b) prepare, or cause to be prepared, for submission at each regular meeting of the board of directors, at each annual meeting of the shareholders, and at such other times as may be required by the board of directors, the president or the executive committee, a statement of financial condition of the corporation in such detail as may be required; and (c) in general, perform all the





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duties incident to the office of the treasurer and such other duties as from time to time may be assigned to him by the president, the board of directors or the executive committee.

       5.12 The assistant secretaries and assistant treasurers (if such officers are appointed by the board of directors) shall, in general, perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president, the board of directors or the executive committee. The assistant secretaries and assistant treasurers shall, in the absence of the secretary or treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The assistant secretaries may sign, with the president or a vice president, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

                                   ARTICLE VI
                        CERTIFICATES REPRESENTING SHARES

       6.1 The shares of the corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

       6.2 The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                               LOST CERTIFICATES

       6.3 The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as its deems expedient and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

       6.4 Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the corporation.





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                                  RECORD DATES

       6.5 For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof.

                            REGISTERED SHAREHOLDERS

       6.6 The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

                              LIST OF SHAREHOLDERS

       6.7 The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.





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                                  ARTICLE VII
                               GENERAL PROVISIONS

                                   DIVIDENDS

       7.1 Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors, in its discretion, at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the corporation's own shares, subject to any provisions of the articles of incorporation.

       7.2 Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

       7.3 All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

       7.4 The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

       7.5 The corporate seal shall be in such form as may be prescribed by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                               BOOKS AND RECORDS

       7.6 The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

                                  ARTICLE VIII
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Article 2.02-1 of the Texas Business Corporation Act (the "Article") permits the corporation to indemnify its present and former directors and officers to the extent and under the circumstances





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set forth therein.  In addition, in some instances, indemnification is required by the Article. The corporation hereby elects to and does hereby indemnify the following persons to the fullest extent permitted or required by the Article promptly upon request of any such person making a request for indemnity hereunder: (a) any person who is or was a director or officer of the corporation; (b) any person who while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise; and (c) any person who is not or was not a director or officer of the corporation but who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise. Such obligation to so indemnify and to so make such determinations may be specifically enforced by resort to any court of competent jurisdiction.
Further, the corporation shall pay or reimburse the reasonable expenses of such persons covered hereby in advance of the final disposition of any proceeding to the fullest extent permitted by the Article and subject to the conditions thereof. If the Texas Business Corporation Act or any other applicable Texas statute is hereafter amended to authorize a corporation to further indemnify the above described persons, the corporation shall, in addition to the indemnification provided herein, indemnify such persons to the fullest extent permitted or required under such amended act or statute. Any repeal or modification of this Article VIII by the directors or shareholders of the corporation shall be prospective only, and shall not adversely affect any indemnity obligation existing hereunder at the time of such repeal or modification.

                                   ARTICLE IX
                                   AMENDMENTS

       Except as provided in Section 3.1 hereof, these bylaws may be altered, amended, or repealed or new bylaws may be adopted by (i) a majority of the whole board of directors at any regular or special meeting or (ii) the affirmative vote of the holders of not less than 80% of the voting power represented by all the shares of stock of the Corporation outstanding and entitled to vote for the election of directors, given at a duly called annual or special meeting of shareholders.





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